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                                  EXHIBIT 10.14



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                                    AMENDMENT
                             TO EMPLOYMENT AGREEMENT

       AMENDMENT made as of this 15th day of January 2001 (this "Amendment") to that certain EMPLOYMENT AGREEMENT, dated as of August 17, 1999 (the "Original Agreement"), by and among L.S. Wholesale, Inc., a Massachusetts corporation with its main office in St. Thomas, U.S. V.I. (the "Employer"), Little Switzerland, Inc., a Delaware corporation with its main office in St. Thomas, U.S.V.I. ("Little Switzerland"), and Patrick J. Hopper
(the "Executive").

                             W I T N E S S E T H:

       WHEREAS, the Employer and the Executive have previously entered into the Original Agreement; and

       WHEREAS, the Employer and the Executive have mutually agreed to amend the Original Agreement as set forth herein.

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the Employer and the Executive mutually agree as follows:

       1. TERMINATION SUBSEQUENT TO CHANGE IN CONTROL. Section 6 of the Original Agreement is hereby amended and restated in its entirety as follows:

       "6.  TERMINATION SUBSEQUENT TO CHANGE IN CONTROL.

                   (a) In the event of a Change in Control (as defined below) of Little Switzerland, as of the date ninety (90) days following such Change in Control, the Executive shall be entitled to receive the following:

                        (1) a lump sum payment equal to twelve (12) months of Base Salary; and

                        (2) Any accrued but unpaid Annual Bonus which the Executive has earned pursuant to Section 3.a. of this Agreement

                   (b)  Intentionally omitted.

                   (c) For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred in the following instances: (i) when any "person" (as such term is used in Sections 13(e) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Little Switzerland representing fifty percent (50%) or more of the combined voting power of Little Switzerland's then outstanding securities; (ii) the sale, transfer or other disposition of all or substantially all of the assets of Little Switzerland to another person or entity; (iii) the stockholders of Little Switzerland approve a plan of complete liquidation of Little Switzerland; or (iv) the merger, consolidation or other business combination of Little Switzerland
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       with any other corporation or entity, other than (1) a merger or consolidation which would result in the voting securities of Little Switzerland outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Little Switzerland or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Little Switzerland (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of Little Switzerland's then outstanding securities.

                   (d)  Intentionally omitted.

                   (e)  Intentionally omitted."

       2. EFFECT OF AMENDMENT. The Original Agreement shall continue in full force and effect in accordance with its terms as amended by this Amendment.

       3. GOVERNING LAW AMENDMENT; CONSENT TO JURISDICTION. It is the parties' intention that the terms of employment under this Amendment shall be construed under and be governed in all respects by the laws of the State of Delaware. To the extent that any court action is permitted consistent with or to enforce this Amendment, the parties hereby consent to the jurisdiction of the courts of Delaware. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

       4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute one and the same document.

                                [END OF TEXT]



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       IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by each of the Employer and Little Switzerland, by their duly authorized officers and/or directors, and by the Executive, as of the date first above written.

                                    L.S. WHOLESALE, INC.


                                    By:   /s/ Robert L. Baumgardner
                                         -------------------------------------
                                         Name: Robert L. Baumgardner
                                         Title: Chief Executive Officer



                                    LITTLE SWITZERLAND, INC.


                                    By:  /s/ Robert L. Baumgardner
                                        --------------------------------------
                                        Name: Robert L. Baumgardner
                                        Title: Chief Executive Officer


                                    EXECUTIVE:


                                     /s/ Patrick J. Hopper
                                    ------------------------------------------
                                    Patrick J. Hopper